CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated March 10, 2009 with respect to the audited financial statements of QE Brushes, Inc. for the year ended December 31, 2008 and the period from July 19, 2007 (inception) through December 31, 2007 and 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

September 8, 2009